Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Giga-tronics Incorporated
San Ramon, California

We consent to the incorporation by reference in the registration statements on (Nos. 333-45476, 333-34719, 333-39403 and 333-69688 on Form S-8) of Giga-tronics Incorporated of our report dated June 2, 2005, relating to the consolidated balance sheet of Giga-tronics Incorporated and subsidiaries as of March 26, 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, which report appears elsewhere in this Form 10-KSB.

/s/ Perry-Smith LLP
Perry-Smith, LLP

Sacramento, California
June 13, 2005

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